Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS; PROVIDES FISCAL YEAR 2013 GUIDANCE

RUTLAND, VERMONT (June 27, 2012) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its fourth quarter and 2012 fiscal year, and gave guidance for its 2013 fiscal year.

Highlights for the quarter included:

•                  Solid waste pricing growth of 1.3 percent was primarily driven by strong collection line-of-business pricing growth of 2.3 percent.

•                  Positive growth of 0.8 percent in solid waste volumes.

•                  Adjusted EBITDA* was $19.9 million for the quarter, up $1.6 million from same quarter last year.

For the quarter ended April 30, 2012, revenues were $109.2 million, down $0.3 million or 0.3 percent from the same quarter last year, with strong collection pricing offset by lower collection volumes and lower recycling commodity prices.

The current quarter includes a $40.7 million non-cash asset impairment charge for our Eastern Region assets related to the potential sale of the Maine Energy Recovery Company, a waste-to-energy facility, and a $0.3 million loss on debt modification.  The quarter ended April 30, 2011 also included various unusual and one-time items, including a $45.6 million gain on the disposal of discontinued operations, net of income taxes.

Including the non-cash asset impairment charge and the loss on debt modification charge, the company’s net loss attributable to common shareholders was ($49.1) million, or ($1.83) per common share for the quarter, compared to net income of $48.8 million, or $1.85 per share for the same quarter last year.

Operating loss was ($37.8) million for the quarter, down $35.2 million from the same quarter last year.  Excluding the unusual and one-time gains and charges from each period, Adjusted Operating Income* in the current quarter was $2.9 million, up $0.8 million from the same quarter last year.

“We made significant progress in fiscal year 2012 on several important operational and strategic fronts, including the introduction of a successful collection pricing program, the consolidation of back-office functions into a shared services center, and the issuance of permits and resolution of long-standing legal challenges at three of our landfills,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “We are particularly pleased with our ability to yield price in a difficult economic environment.  Our new yield management tools and philosophy have positioned the company as a market price leader, particularly in secondary and tertiary markets.”

“We have implemented a number of strategies to improve financial performance and reduce our exposure to risk in the future,” Casella said.  “We continue to see weakness in the economy during the first two months of our fiscal year, with lower special waste volumes to the landfills and lower energy prices.  As a result of that uncertainty, we are providing a fairly muted outlook for fiscal year 2013.  Our focus for fiscal year 2013 includes: selling our waste-to-energy facility, capturing more of our landfill volumes at the curb, continuing to improve our operating efficiencies, effectively managing pricing yield, and improving free cash generation.”

Fiscal Year 2012 Financial Results

Highlights for the fiscal year included:

•                  Solid waste pricing growth of 1.3 percent was primarily driven by strong collection line-of-business pricing growth of 2.6 percent.

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•                  Positive growth of 0.8 percent in solid waste volumes.

•                  Adjusted EBITDA was $101.2 million for the fiscal year, up $1.9 million from last year.

For the fiscal year ended April 30, 2012, revenues were $480.8 million, up $14.7 million or 3.2 percent over fiscal year 2011.  The current fiscal year includes a $40.7 million non-cash asset impairment charge, $1.4 million legal settlement charges, a $0.1 million development project charge, a $0.3 million loss on debt modification, the company’s 50 percent share of US GreenFiber LLC’s $10.2 million non-cash goodwill impairment charge, and a $10.7 million non-cash impairment of equity method investment charge to write down the book value of the US GreenFiber LLC investment.  Fiscal year 2011 also included various unusual and one-time items, including a $43.6 million gain on the disposal of discontinued operations net of income taxes.

The company’s net loss attributable to common shareholders was ($77.6) million, or ($2.90) per common share for fiscal year 2012, compared to a net income of $38.4 million, or $1.47 per share for the same period last year.

Operating loss was ($11.5) million for fiscal year 2012, down $40.1 million from the same period last year.  Excluding the unusual and one-time gains and charges from each period, Adjusted Operating Income for fiscal year 2012 was $30.7 million, up $0.9 million from the same period last year.

Fiscal 2013 Outlook

“In fiscal year 2013, our emphasis will be on improving cash flows through opportunistic pricing, cost controls and operating efficiencies, and volume growth through focused capital deployment,” Casella said.  “Our plan for the fiscal year assumes that economic activity remains soft with limited GDP growth, energy prices remain at current low levels, and landfill special waste volumes decline.”

The company provided guidance for its fiscal year 2013, which began May 1, 2012, by estimating results in the following ranges:

•                  Revenues between $482.0 million and $492.0 million (representing growth of 0.2 percent to 2.3 percent);

•                  Adjusted EBITDA* between $104.0 million and $108.0 million; and

•                  Free Cash Flow* between $7.0 million and $11.0 million.

The company said the following assumptions are built into its fiscal year 2013 outlook:

•                  The above guidance does not include the financial impacts from the potential sale of Maine Energy or the refinancing of the 11.0 percent $180.0 million second lien notes due July 2014.

•                  No material changes in the regional economy from fiscal year 2012.

•                  In the solid waste business, revenue growth of between 2.5 percent and 4.5 percent, with price growth from 1.5 percent to 2.0 percent; volumes and roll-over impact of acquisitions contributing between 1.0 percent and 2.5 percent.

•                  We expect the recent Southbridge and Chemung landfill expansions to add an incremental $3.5 to $4.0 million of Adjusted EBITDA in fiscal year 2013.

•                  In the recycling business, overall revenue declines of between 5.0 percent and 8.5 percent, with price declines on lower commodity pricing and volumes up 1.5 percent to 2.0 percent on continued adoption of Zero-Sort® Recycling.  Our risk mitigation strategies continue to effectively manage commodity pricing risk in the recycling business, and as such we expect Adjusted EBITDA to be down $0.9 million to $1.6 million.

•                  In the major accounts business, overall revenue declines of approximately 10.0 percent, principally due to the anticipated loss of volumes from one brokerage customer.  This customer loss is expected to negatively impact Adjusted EBITDA by approximately $0.4 million.

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•                  No acquisitions beyond the above-mentioned roll-over impact of the acquisitions completed during fiscal year 2012 are included.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-off, legal settlement charges, a bargain purchase gain, asset impairment charges, an environmental remediation charge, severance and reorganization charges, as well as a one-time discretionary bonus (Adjusted EBITDA) which is a non-GAAP measure.  The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-off, legal settlement charges, a bargain purchase gain, asset impairment charges, an environmental remediation charge, severance and reorganization charges, as well as a one-time discretionary bonus (Adjusted Operating Income) which is a non-GAAP measure.  The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, plus contributions from non-controlling interest holder, which is a non-GAAP measure.  Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results.  Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP.  Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States.  For further information, investors contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, or Ed Johnson, chief financial officer at (802) 772-2241, media contact Joseph Fusco, vice president at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, June 28, 2012 at 10:00 a.m. ET.  Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 91134901) until 11:59 p.m. ET on Thursday, July 5, 2012.

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Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and we may be unable to sell our waste-to-energy facility and shift waste volumes to other landfill sites. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2011.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Vice President of Finance and Investor Relations

(802) 772-2239

Ed Johnson

Chief Financial Officer

(802) 772-2241

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except amounts per share)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2012	2011	2012	2011

Revenues	$109,178	$109,549	$480,815	$466,064

Operating expenses:
Cost of operations	77,505	79,920	330,754	317,504
General and administration	14,573	17,565	60,775	64,010
Depreciation and amortization	14,182	13,484	58,576	58,261
Asset impairment charge	40,746	3,654	40,746	3,654
Legal settlement	—	—	1,359	—
Development project charge	—	—	131	—
Environmental remediation charge	—	549	—	549
Bargain purchase gain	—	(2,975)	—	(2,975)
Gain on sale of assets	—	—	—	(3,502)
	147,006	112,197	492,341	437,501

Operating (loss) income	(37,828)	(2,648)	(11,526)	28,563

Other expense/(income), net:
Interest expense, net	11,633	10,826	45,499	45,858
(Gain) loss from equity method investments	(169)	1,560	9,994	4,096
Impairment of equity method investment	—	—	10,680	—
Loss on debt modification	300	7,275	300	7,390
Other income	(313)	(370)	(863)	(860)
	11,451	19,291	65,610	56,484

Loss from continuing operations before income taxes and discontinued operations	(49,279)	(21,939)	(77,136)	(27,921)
(Benefit) provision for income taxes	(148)	(26,356)	1,181	(24,217)

(Loss) income from continuing operations before discontinued operations	(49,131)	4,417	(78,317)	(3,704)

Discontinued operations:
Loss from discontinued operations, net of income taxes (1)	—	(1,141)	—	(1,458)
Gain on disposal of discontinued operations, net of income taxes (1)	—	45,573	725	43,590

Net (loss) income	$(49,131)	$48,849	$(77,592)	$38,428

Less: Net loss attributable to noncontrolling interest	(6)	—	(6)	—

Net (loss) income attributable to Casella Waste Systems, Inc. and Subsidiaries stockholders	$(49,125)	$48,849	$(77,586)	$38,428

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,851	26,351	26,749	26,105

Net (loss) income per common share attributable to common stockholders	$(1.83)	$1.85	$(2.90)	$1.47

Adjusted EBITDA (2)	$19,878	$18,323	$101,246	$99,309

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30,	April 30,
	2012	2011

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,534	$1,817
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	47,472	54,914
Other current assets	15,274	15,598
Total current assets	67,356	72,405

Property, plant and equipment, net of accumulated depreciation	416,717	453,361
Goodwill	101,706	101,204
Intangible assets, net	2,970	2,455
Restricted assets	424	334
Notes receivable - related party/employee	722	1,297
Investments in unconsolidated entities	22,781	38,263
Other non-current assets	21,067	21,262

Total assets	$633,743	$690,581

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,228	$1,217
Current maturities of financing lease obligations	338	316
Accounts payable	46,709	42,499
Other accrued liabilities	40,060	39,889
Total current liabilities	88,335	83,921

Long-term debt and capital leases, less current maturities	473,381	461,418
Financing lease obligations, less current maturities	1,818	2,156
Other long-term liabilities	51,978	49,099

Total Casella Waste Systems, Inc. and Subsidiaries stockholders’ equity	16,431	93,987
Noncontrolling interest	1,800	—
Total stockholders’ equity	18,231	93,987

Total liabilities and stockholders’ equity	$633,743	$690,581

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

		Twelve Months Ended
		April 30,	April 30,
		2012	2011
	Cash Flows from Operating Activities:
	Net (loss) income	$(77,592)	$38,428
	Loss from discontinued operations, net of income taxes	—	1,458
	Gain on disposal of discontinued operations, net of income taxes	(725)	(43,590)
	Adjustments to reconcile net (loss) income to net cash provided by operating activities -
	Gain on sale of assets	—	(3,502)
	Gain on sale of property and equipment	(1,004)	(470)
	Depreciation and amortization	58,576	58,261
	Depletion of landfill operating lease obligations	8,482	7,878
	Interest accretion on landfill and environmental remediation liabilities	3,479	3,331
	Environmental remediation charge	—	549
	Asset impairment charge	40,746	3,654
	Bargain purchase gain	—	(2,975)
	Development project charge	131	—
	Amortization of premium on senior subordinated notes	—	(611)
	Amortization of discount on term loan and second lien notes	964	801
	Loss from equity method investments	9,994	4,096
	Impairment of equity method investment	10,680	—
	Loss on debt modification	300	7,390
	Stock-based compensation	1,855	1,592
	Excess tax benefit on the vesting of share based awards	(254)	(129)
	Deferred income taxes	1,899	(23,615)
	Changes in assets and liabilities, net of effects of acquisitions and divestitures	6,244	(5,455)
	Net Cash Provided by Operating Activities	63,775	47,091
	Cash Flows from Investing Activities:
	Acquisitions, net of cash acquired	(2,102)	(1,744)
	Additions to property, plant and equipment attributable to acquisitions	(529)	(5)
Additions to property, plant and equipment	- growth	(12,211)	(2,803)
	- maintenance	(47,001)	(52,441)
	Payments on landfill operating lease contracts	(6,616)	(5,655)
	Purchase of gas rights	—	(1,608)
	Proceeds from sale of assets	—	7,533
	Proceeds from sale of property and equipment	1,492	959
	Investments in unconsolidated entities	(5,045)	—
	Net Cash Used In Investing Activities	(72,012)	(55,764)
	Cash Flows from Financing Activities:
	Proceeds from long-term borrowings	163,500	383,757
	Principal payments on long-term debt	(152,806)	(491,669)
	Payments of financing costs	(1,592)	(10,588)
	Proceeds from exercise of share based awards	337	476
	Excess tax benefit on the vesting of share based awards	254	129
	Contributions from noncontrolling interest holder	536	—
	Net Cash Provided By (Used In) Financing Activities	10,229	(117,895)
	Net Cash Provided By Discontinued Operations	725	126,350
	Net increase (decrease) in cash and cash equivalents	2,717	(218)
	Cash and cash equivalents, beginning of period	1,817	2,035
	Cash and cash equivalents, end of period	$4,534	$1,817

	Supplemental Disclosures:
	Cash interest	$41,243	$44,291
	Cash income taxes, net of refunds	$5,048	$1,480

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 1:     Discontinued Operations

On January 23, 2011, we entered into a purchase and sale agreement and related agreements to sell non-integrated recycling assets and select intellectual property assets to a new company (the “Purchaser”) formed by Pegasus Capital Advisors, L.P. and Intersection LLC for $130,400 in gross proceeds. Pursuant to these agreements, we divested non-integrated recycling assets located outside our core operating regions of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 material recovery facilities (“MRFs”), one transfer station and certain related intellectual property assets. Following the transaction, we retained four integrated MRFs located in our core operating regions. As a part of the disposition, we also entered into a ten-year commodities marketing agreement with the Purchaser to market 100% of the tonnage from three of our remaining integrated MRFs.

We completed the transaction on March 1, 2011 for $134,195 in gross cash proceeds. This included an estimated $3,795 working capital and other purchase price adjustment, which was subject to further adjustment, as defined in the purchase and sale agreement. After netting transaction costs and cash taxes payable in conjunction with the divestiture, net cash proceeds amounted to approximately $122,953. We used cash proceeds from the divestiture and borrowings under our subsequently refinanced senior secured revolving credit facility due December 31, 2012 to repay the aggregate balance of our then outstanding senior secured term B loan due April 9, 2014 in full upon completion of the disposition. This resulted in a gain on disposal of discontinued operations (net of tax) of $43,718 in the fourth quarter of fiscal year 2011. The final working capital adjustment, along with additional legal expenses related to the transaction, of $646 was recorded to gain on disposal of discontinued operations (net of tax) in the first quarter of fiscal year 2012. In the second quarter of fiscal year 2012, we recorded an additional working capital adjustment of $79 to gain on disposal of discontinued operations (net of tax), which related to our subsequent collection of receivable balances that were released to us for collection by the Purchaser.

During the third quarter of fiscal year 2011, we also completed the sale of the assets of the Trilogy Glass business for cash proceeds of $1,840. A loss of to $128 (net of tax) was recorded to gain on disposal of discontinued operations in fiscal year 2011.

The operating results of these operations, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements. Revenues and loss before income taxes attributable to discontinued operations were $62,510 and ($2,258) for the fiscal year ended April 30, 2011.

We have recorded contingent liabilities associated with these divestitures of approximately $325 and $332 at April 30, 2012 and 2011, respectively. We also allocate interest expense to discontinued operations.  We have also eliminated inter-company activity associated with discontinued operations.

Note 2:     Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-off, legal settlement charges, a bargain purchase gain, asset impairment charges, an environmental remediation charge, severance and reorganization charges, as well as a one-time discretionary bonus (Adjusted EBITDA) which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-off, legal settlement charges, a bargain purchase gain, asset impairment charges, an environmental remediation charge, severance and reorganization charges, as well as a one-time discretionary bonus (Adjusted Operating Income) which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net (Loss) Income:

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2012	2011	2012	2011

Net (Loss) Income	$(49,131)	$48,849	$(77,592)	$38,428
Loss from discontinued operations, net of income taxes	—	1,141	—	1,458
Gain on disposal of discontinued operations, net of income taxes	—	(45,573)	(725)	(43,590)
(Benefit) provision for income taxes	(148)	(26,356)	1,181	(24,217)
Interest expense, net	11,633	10,826	45,499	45,858
Depreciation and amortization	14,182	13,484	58,576	58,261
Other (income) expense, net	(182)	8,465	20,110	10,626
Legal settlement	—	—	1,359	—
Development project charge	—	—	131	—
Gain on sale of assets	—	—	—	(3,502)
Bargain purchase gain	—	(2,975)	—	(2,975)
Asset impairment charge	40,746	3,654	40,746	3,654
Environmental remediation charge	—	549	—	549
One-time discretionary bonus charge	—	3,550	—	3,550
Depletion of landfill operating lease obligations	1,912	1,865	8,482	7,878
Interest accretion on landfill and environmental remediation liabilities	866	844	3,479	3,331
Adjusted EBITDA (2)	$19,878	$18,323	$101,246	$99,309
Depreciation and amortization	(14,182)	(13,484)	(58,576)	(58,261)
Depletion of landfill operating lease obligations	(1,912)	(1,865)	(8,482)	(7,878)
Interest accretion on landfill and environmental remediation liabilities	(866)	(844)	(3,479)	(3,331)
Adjusted Operating Income (2)	$2,918	$2,130	$30,709	$29,839

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2012	2011	2012	2011
Net Cash Provided by Operating Activities	$14,033	$1,233	$63,775	$47,091
Capital expenditures - growth and maintenance	(10,100)	(13,801)	(59,212)	(55,244)
Payments on landfill operating lease contracts	(564)	(678)	(6,616)	(5,655)
Proceeds from sale of assets and property and equipment	155	328	1,492	8,492
Contributions from noncontrolling interest holder	362	—	536	—
Free Cash Flow (2)	$3,886	$(12,918)	$(25)	$(5,316)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and twelve months ended April 30, 2012 and 2011 are as follows:

	Three Months Ended April 30,
	2012	% of Total Revenue	2011	% of Total Revenue
Collection	$48,066	44.0%	$47,264	43.1%
Disposal	26,969	24.7%	25,284	23.1%
Power generation	2,479	2.3%	2,982	2.7%
Processing and organics	12,779	11.7%	12,335	11.3%
Solid waste operations	90,293	82.7%	87,865	80.2%
Major accounts	8,546	7.8%	9,916	9.1%
Recycling	10,339	9.5%	11,768	10.7%
Total revenues	$109,178	100.0%	$109,549	100.0%

	Twelve Months Ended April 30,
	2012	% of Total Revenue	2011	% of Total Revenue
Collection	$205,325	42.7%	$199,892	42.9%
Disposal	123,620	25.7%	118,831	25.5%
Power generation	11,894	2.4%	12,831	2.8%
Processing and organics	53,740	11.2%	50,590	10.9%
Solid waste operations	394,579	82.0%	382,144	82.0%
Major accounts	38,302	8.0%	40,363	8.7%
Recycling	47,934	10.0%	43,557	9.3%
Total revenues	$480,815	100.0%	$466,064	100.0%

Components of revenue growth for the three months ended April 30, 2012 compared to the three months ended April 30, 2011 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$1,074	2.3%	1.2%	1.0%
Disposal	108	0.4%	0.1%	0.1%
Solid Waste Yield	1,182		1.3%	1.1%

Collection	(973)		-1.1%	-0.9%
Disposal	1,577		1.8%	1.4%
Processing and organics	91		0.1%	0.1%
Solid Waste Volume	695		0.8%	0.6%

Commodity price & volume	(141)		-0.2%	-0.1%
Acquisitions & divestitures	698		0.8%	0.6%
Closed landfill	(6)		0.0%	0.0%
Total Solid Waste	2,428		2.7%	2.2%

Major Accounts	(1,370)			-1.2%

		% of Recycling Operations
Recycling Operations:
Commodity price	(1,574)	-13.4%	-1.4%
Commodity volume	145	1.2%	0.1%
Total Recycling	(1,429)	-12.2%	-1.3%

Total Company	$(371)		-0.3%

Solid Waste Internalization Rates by Region:

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2012	2011	2012	2011
Eastern region	52.9%	54.0%	54.9%	54.3%
Western region	74.5%	72.2%	76.3%	74.1%
Solid waste internalization	64.4%	63.5%	66.2%	64.8%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2012	2011	2012	2011
Revenues	$16,228	$18,415	$77,544	$84,903
Net loss	(2,108)	(3,120)	(20,003)	(8,192)
Cash flow provided by (used in) operations	2,517	2,160	(2,712)	(444)
Net working capital changes	2,707	2,952	831	(2,064)
Adjusted EBITDA	$(190)	$(792)	$(3,543)	$1,620

As a percentage of revenues:

Net loss	-13.0%	-16.9%	-25.8%	-9.6%
Adjusted EBITDA	-1.2%	-4.3%	-4.6%	1.9%

(1)  We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2012	2011	2012	2011
Growth capital expenditures:
Landfill development	$372	$199	$1,030	$608
Landfill gas-to-energy project	1,133	1,050	2,500	1,050
MRF equipment upgrades	—	303	3,104	303
Other	873	76	5,577	842
Total Growth Capital Expenditures	2,378	1,628	12,211	2,803

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$3,068	$3,805	$18,540	$18,482
Landfill construction & equipment	3,466	6,845	24,080	29,715
Facilities	1,108	1,173	3,809
Other	80	350	572	1,219
Total Maintenance Capital Expenditures	7,722	12,173	47,001	49,416

Total Growth and Maintenance Capital Expenditures	$10,100	$13,801	$59,212	$52,219

(1) Our capital expenditures are broadly defined as pertaining to either growth, maintenance or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition.